SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant |X|

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|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
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|X|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           ICN PHARMACEUTICALS, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                     SSP - Special Situations Partners Inc.
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

PRESS RELEASE
28 AUGUST 2000

SSP - SPECIAL SITUATIONS PARTNERS INC RESPONDS TO MILAN PANIC

The attached letter was sent to ICN Pharmaceuticals, Inc. by SSP - Special Situations Partners in response to Mr Panic's letter which was published this morning.

For further information, please contact:

Eric Knight, Managing Director
SSP - Special Situations Partners, Inc.
+377 93 10 61 40
eknight@imcn.mc

This legend was not a part of the attached letter from SSP - Special Situations Partners Inc. to Mr. Milan Panic of ICN Pharmaceuticals, Inc.

In the event SSP - Special Situations Partners Inc. ("SSP") determines to solicit proxies with respect to ICN Pharmaceuticals, Inc., SSP will file with the Securities and Exchange Commission (the "SEC"), and will furnish to security holders of ICN Pharmaceuticals, Inc. a proxy statement, which security holders are advised to read as it will contain important information. Security holders may obtain a free copy of such proxy statement (if and when available) and other related documents filed by SSP and ICN Pharmaceuticals, Inc. at the SEC's website at www.sec.gov. If and when available the proxy statement may also be obtained from SSP, at c/o Fidinam (Monte Carlo) SAM - Monte Carlo Palace, 7 boulevard des Moulins, MC 98000 Monaco (telephone: 377-9310-6140). SSP is also preparing a website at which, once completed, such proxy statement, if and when filed, will be available.

In the event SSP elects to solicit proxies with respect to ICN Pharmaceuticals, Inc., certain officers of SSP may be soliciting proxies from security holders of ICN Pharmaceuticals, Inc. Information concerning the participants will be set forth in the proxy statement, if and when it is filed with the SEC, and otherwise may be obtained from SSP's filings with the SEC.

              [LETTERHEAD OF SSP-SPECIAL SITUATIONS PARTNERS INC.]

Mr Milan Panic
Chairman and CEO
ICN Pharmaceuticals, Inc.
3300 Hyland Avenue
Costa Mesa, CA 92626                                    By Fax : +1 714 641 7228

28 August 2000

Dear Mr Panic,

Thank you for your response to my letter dated 24 August 2000. You may rest assured that we have studied very carefully the pages of the Ribapharm prospectus which you ask us to read - with help from a top New York City law firm.

Unfortunately, your response entirely misses the point.

1. No-one contests the fact that Ribapharm is a valuable asset, nor the fact that ICN has been achieving record profits; the question is why is this not reflected in the stock price, which is at a 50% discount to where you and we believe it should be.

2. No-one contests the fact that a substantial amount of tax would be payable if ICN were to spin off 100% of Ribapharm today. But this is not what we are proposing. In fact, our proposal is exactly the reverse - simplifying a little, Ribapharm should be spinning off ICN. The outcome is the same, but in this case, based on the discussion which our tax advisor had with your corporate development director, it appears that taxes should not be an insurmountable problem.

With regard to UBS Warburg's recommendations, you cannot deny that you showed us a page from a recent presentation to the ICN Board which stated very clearly that a full breakup would lead to maximum shareholder value. If this is not true, please publish the report.

With best regards


/s/ Tito Tettamanti

Tito Tettamanti
Chairman